May 6, 2010

RENEWAL WITH PHARMASAVE, A CANADIAN INDEPENDENT PHARMACY AND DRUGSTORE RETAILER

•	Alliance Data’s Canadian AIR MILES® Reward Program is continuing its relationship with Pharmasave and has signed a multi-year renewal agreement with Pharmasave Atlantic. Pharmasave Atlantic is an Atlantic Canadian pharmacy retailer and has been a sponsor since 1995.

•	Pharmasave is a member owned and governed cooperative of independent pharmacy and drugstore retailers under a single brand name. The Pharmasave cooperative has more than 400 locations across Canada, with 71 locations in Nova Scotia, New Brunswick and Prince Edward Island where it offers AIR MILES reward miles to customers for purchases.

•	The AIR MILES Reward Program is Canada’s premier coalition loyalty program with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

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